Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated September 28, 2023, on the consolidated financial statements of Propanc Biopharma, Inc. and Subsidiary for the years ended June 30, 2023 and 2022, included herein on the registration statement of Propanc Biopharma, Inc. on Amendment No. 2 to Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 9, 2023